StimCell Energetics Partners with ADM Tronics to Redesign eBalance® Microcurrent Device for Home Use

Innovative Redesign Brings Smaller, Cost-Effective Unit with Advanced Diagnostics to Consumers

VANCOUVER, BC – February 25, 2025 – StimCell Energetics Inc. (OTC PINK: STME) (“StimCell” or the “Company”), a biotech pioneer targeting cellular energy to enhance wellness, anti-aging, and longevity, is thrilled to announce a new partnership with ADM Tronics Unlimited, Inc., (OTCQB: ADMT) a leader in electronic medical device engineering. This collaboration aims to redesign StimCell’s proprietary eBalance® microcurrent device, transforming it into a compact, affordable consumer unit optimized for home use, complete with cutting-edge diagnostic features.

The redesigned eBalance® is designed to empower individuals to take control of their health from the comfort of home. The new version will be smaller and more cost-efficient than its predecessors, making advanced microcurrent technology accessible to a broader audience. Additionally, it will feature innovative diagnostics, including a real-time assessment of cellular energy capacity, treatment tracking, and personalized user profiles-capabilities that set it apart in the wellness technology market.

The eBalance® device is extraordinary for its ability to harness frequency-specific microcurrent to stimulate cellular function, promoting ATP production—the energy currency of cells. This non-invasive technology aims to support anti-aging, pain relief, and overall vitality by enhancing the body’s natural regenerative processes. With this redesign, StimCell is poised to redefine how consumers approach wellness, bridging the gap between clinical-grade solutions and everyday home care.

“We’re incredibly excited to partner with ADM Tronics to bring this next-generation eBalance® to life,” said David Jeffs, CEO of StimCell Energetics Inc. “This redesign reflects our commitment to making cellular energy optimization accessible to everyone. By shrinking the size, reducing costs, and adding diagnostics like cellular energy tracking, we’re giving users a powerful tool to monitor and enhance their well-being in real-time—right at home.”

About ADM Tronics Unlimited, Inc.

ADM Tronics is a premier engineering and manufacturing firm specializing in therapeutic and diagnostic electronic medical devices. With decades of experience navigating regulatory landscapes and delivering innovative solutions, ADM Tronics partners with companies to bring cutting-edge technology to market.

André DiMino, CEO of ADM Tronics, echoed this enthusiasm: “Collaborating with StimCell Energetics on the eBalance® redesign is a fantastic opportunity to leverage our expertise in medical device innovation. This project combines advanced engineering with a vision for consumer empowerment, delivering a smaller, smarter, and more affordable device that doesn’t compromise on performance. We’re proud to help bring this transformative technology to households everywhere.”

StimCell Energetics continues to lead in cellular energetics, focusing on the development and commercialization of products that enhance cellular function and alleviate health challenges such as aging and chronic conditions such as insulin resistance and blood pressure. The partnership with ADM Tronics marks a significant step forward in making the eBalance® a household name in wellness innovation.

For more information about StimCell Energetics and the eBalance® technology, visit www.stimcell.com.

About StimCell Energetics Inc.

StimCell Energetics Inc. is a biotech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that enhance cellular function, promote general wellness and alleviate health complications including, but not limited to: aging, insulin sensitivity, high blood pressure, neuropathy and kidney function. The Company's main focus is on continued research and development of its eBalance® Technology and its eBalance® Home System.

On behalf of the Board of Directors of StimCell Energetics Inc.

David Jeffs

Director, CEO

For further information:

info@stimcell.com

www.StimCell.com.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects”, “intends”, “estimates”, “projects”, “anticipates”, “believes”, “could”, and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. Except as required by law, StimCell Energetics Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that StimCell Energetics Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.